Exhibit 99.1

Intel to Acquire Mobileye

Combining Technology and Talent to Accelerate the Future of Autonomous Driving

NEWS HIGHLIGHTS

•	Brings together Mobileye’s leading computer vision expertise with Intel’s high-performance computing and connectivity expertise to create automated driving solutions from cloud to car.

•	Positions Intel to accelerate innovation for automakers and to capture fast-growing market opportunity, estimated to be up to $70 billion by 2030.

•	Acquisition expected to be accretive to Intel’s non-GAAP EPS and free cash flow immediately.

SANTA CLARA, Calif., and JERUSALEM, March 13, 2017 – Intel Corporation (NASDAQ: INTC) and Mobileye N.V. (NYSE: MBLY) today announced a definitive agreement under which Intel would acquire Mobileye, a global leader in the development of computer vision and machine learning, data analysis, localization and mapping for advanced driver assistance systems and autonomous driving. Pursuant to the agreement, a subsidiary of Intel will commence a tender offer to acquire all of the issued and outstanding ordinary shares of Mobileye for $63.54 per share in cash, representing an equity value of approximately $15.3 billion and an enterprise value of $14.7 billion.

The combination is expected to accelerate innovation for the automotive industry and position Intel as a leading technology provider in the fast-growing market for highly and fully autonomous vehicles. Intel estimates the vehicle systems, data and services market opportunity to be up to $70 billion by 2030. This transaction extends Intel’s strategy to invest in data-intensive market opportunities that build on the company’s strengths in computing and connectivity from the cloud, through the network, to the device.

This acquisition will combine the best-in-class technologies from both companies, spanning connectivity, computer vision, data center, sensor fusion, high-performance computing, localization and mapping, machine learning and artificial intelligence. Together with partners and customers, Intel and Mobileye expect to deliver driving solutions that will transform the automotive industry. The combined global autonomous driving organization, which will consist of Mobileye and Intel’s Automated Driving

Group, will be headquartered in Israel and led by Prof. Amnon Shashua, Mobileye’s Co-Founder, Chairman and CTO. The organization will support both companies’ existing production programs and build upon relationships with automotive OEMs, Tier-1 suppliers and semiconductor partners to develop advanced driving assist, highly autonomous and fully autonomous driving programs. Intel Senior Vice President Doug Davis will oversee the combined organization’s engagement across Intel’s business groups and will report to Prof. Amnon Shashua after the transaction’s closing.

“This acquisition is a great step forward for our shareholders, the automotive industry and consumers,” said Brian Krzanich, Intel CEO. “Intel provides critical foundational technologies for autonomous driving including plotting the car’s path and making real-time driving decisions. Mobileye brings the industry’s best automotive-grade computer vision and strong momentum with automakers and suppliers. Together, we can accelerate the future of autonomous driving with improved performance in a cloud-to-car solution at a lower cost for automakers.”

“We expect the growth towards autonomous driving to be transformative. It will provide consumers with safer, more flexible, and less costly transportation options, and provide incremental business model opportunities for our automaker customers,” said Mr. Ziv Aviram, Mobileye Co-Founder, President and CEO. “By pooling together our infrastructure and resources, we can enhance and accelerate our combined know-how in the areas of mapping, virtual driving, simulators, development tool chains, hardware, data centers and high-performance computing platforms. Together, we will provide an attractive value proposition for the automotive industry.”

As cars progress from assisted driving to fully autonomous, they are increasingly becoming data centers on wheels. Intel expects that by 2020, autonomous vehicles will generate 4,000 GB of data per day, which plays to Intel’s strengths in high-performance computing and network connectivity. The complexity and computing power of highly and fully autonomous cars creates large-scale opportunities for high-end Intel® Xeon® processors and high-performance Eye Q®4 and Eye Q®5 SoCs, high-performance FPGAs, memory, high-bandwidth connectivity, and computer vision technology.

Transaction Details and Timing

The transaction is expected to be accretive to Intel’s non-GAAP EPS and free cash flow immediately. Intel intends to fund the acquisition with cash from the balance sheet.

The transaction is expected to close within the next nine months. It has been approved by the Intel and Mobileye Boards of Directors and is subject to the receipt of certain regulatory approvals and other closing conditions. The offer is not subject to any financing conditions.

An Extraordinary General Meeting of Mobileye’s shareholders will be convened in connection with the offer to adopt, among other things, certain resolutions relating to the transaction.

For further information regarding the terms and conditions contained in the definitive agreement, please see Intel’s Current Report on Form 8-K and Mobileye’s Current Report on Form 6-K, which will be filed with the Securities and Exchange Commission in connection with this transaction. The offer will be described in more detail in a tender offer statement on Schedule TO to be filed by Intel and one or more of its subsidiaries and a solicitation/recommendation statement on Schedule 14D-9 to be filed by Mobileye.

Citi and Rothschild Inc. serve as financial advisors and Skadden, Arps, Slate, Meagher & Flom LLP serves as legal counsel to Intel. Raymond James & Associates, Inc. serves as financial advisor and Morrison & Foerster LLP serves as legal counsel to Mobileye.

For more information, investors are encouraged to visit http://intelandmobileye.transactionannouncement.com, which will be used by Intel and Mobileye to disclose information about the transaction and comply with Regulation FD.

Transaction Discussion Webcast

Intel and Mobileye management will hold a public webcast at 5:30 a.m. PT (8:30 a.m. ET) today to discuss the transaction. The live webcast and a copy of the presentation materials can be found at http://intelandmobileye.transactionannouncement.com. The live webcast can also be accessed in the United States at 1-855-631-5368 and outside the United States at +1-330-863-3283 with the passcode 84684571. A webcast replay and a copy of the webcast presentation materials will also be available on Intel’s Investor Relations website at www.intc.com and on Mobileye’s Investor Relations website at ir.mobileye.com.

About Intel

Intel expands the boundaries of technology to make the most amazing experiences possible. Information about Intel can be found at newsroom.Intel.com and Intel.com.

About Mobileye N.V.

Mobileye N.V. is the global leader in the development of computer vision and machine learning, data analysis, localization and mapping for Advanced Driver Assistance Systems and autonomous driving. The Company’s technology keeps passengers safer on the roads, reduces the risks of traffic accidents, saves lives and has the potential to revolutionize the driving experience by enabling autonomous driving. The Company’s proprietary software algorithms and EyeQ® chips perform detailed interpretations of the visual field in order to anticipate possible collisions with other vehicles, pedestrians, cyclists, animals, debris and other obstacles. The Company’s products are also able to detect roadway markings such as lanes, road boundaries, barriers and similar items; identify and read traffic signs, directional signs and traffic lights; create a Roadbook™ of localized drivable paths and visual landmarks using REM™; and provide mapping for autonomous driving. The Company’s products are or will be integrated into car models from more than 25 global automakers. The Company’s products are also available in the aftermarket.

Additional Information and Where to Find It

The tender offer described herein has not yet commenced. This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any ordinary shares of Mobileye N.V. (“Mobileye”) or any other securities. On the commencement date of the tender offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the U.S. Securities and Exchange Commission (the “SEC”) by Intel and one or more of its subsidiaries and a solicitation/recommendation statement on Schedule 14D-9 will be filed with the SEC by Mobileye. The offer to purchase all of the issued and outstanding ordinary shares of Mobileye will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the tender offer statement on Schedule TO. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. INVESTORS AND SHAREHOLDERS OF MOBILEYE ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SUCH HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR ORDINARY SHARES. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov, at the transaction website (http://intelandmobileye.transactionannouncement.com), or by directing such requests to the Information Agent for the tender offer that will be named in the tender offer statement on Schedule TO.

Forward-Looking Statements

This document contains forward-looking statements related to the proposed transaction between Intel and Mobileye, including statements regarding the benefits and the timing of the transaction as well as statements regarding the companies’ products and markets. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should,” “would” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements are based on management’s expectations as of the date they were first made and involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, among others, the outcome of regulatory reviews of the proposed transaction; the ability of the parties to complete the transaction in the time expected or at all; the ability of Intel to successfully integrate Mobileye’s business; the market for advanced driving assistance systems and autonomous driving may develop more slowly than expected or than it has in the past; evolving government regulation of the advanced driving assistance systems and autonomous driving markets;

the risk that we are unable to commercially develop the technologies acquired or achieve the anticipated benefits and synergies of the transaction; the risk that we are unable to develop derivative works from the technologies acquired; our ability to attract new or maintain existing customer and supplier relationships at reasonable cost; the failure to protect and enforce our intellectual property rights; assertions or claims by third parties that we infringe their intellectual property rights; the risk of technological developments and innovations by others; the risk of potential losses related to any product liability claims and litigation; the risk that the parties are unable to retain and hire key personnel; unanticipated restructuring costs may be incurred or undisclosed liabilities assumed; and other risks detailed in Intel’s and Mobileye’s filings with the SEC, including those discussed in Intel’s most recent Annual Report on Form 10-K and in any subsequent periodic reports on Form 10-Q and Form 8-K and Mobileye’s most recent Annual Report on Form 20-F and in any subsequent reports on Form 6-K, each of which is on file or furnished with the SEC and available at the SEC’s website at www.sec.gov. SEC filings for Intel are also available on Intel’s Investor Relations website at www.intc.com, and SEC filings for Mobileye are available in the Investor Relations section of Mobileye’s website at ir.mobileye.com. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. Unless otherwise required by applicable law, Intel and Mobileye undertake no obligation and do not intend to update these forward-looking statements, whether as a result of new information, future events or otherwise.

Intel and the Intel logo are trademarks of Intel Corporation in the United States and other countries.

Mobileye, EyeQ, and Mobileye logo are registered trademark of Mobileye group in the United States and in other countries.

*	Other names and brands may be claimed as the property of others.

CONTACTS:	Laura Anderson	Alexis Blais
	Intel Media Relations	Mobileye Media Relations
	480-552-9020	203-682-8270
	laura.m.anderson@intel.com	Mobileyepr@icrinc.com

	Mark Henninger	Dan Galves
	Intel Investor Relations	Mobileye Investor Relations
	408-653-9944	718-799-9125
	Mark.h.henninger@intel.com	Dan.galves@mobileye.com